                                                                    EXHIBIT 10.8

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


[LETTERHEAD OF CAMBREX CORPORATION APPEARS HERE]

                           PRINCIPLES OF COOPERATION
                                    BETWEEN
                           ALBANY MOLECULAR RESEARCH
                                      AND
                              CAMBREX CORPORATION


ALBANY MOLECULAR RESEARCH ("AMR") is in the business of providing scientific research and development services to its customers in the pharmaceutical industry and wishes to offer scale up and manufacturing capabilities to its customers related to such research and development efforts.

CAMBREX CORPORATION ("CAMBREX") is in the business of manufacturing and selling bulk active ingredients and intermediates to the pharmaceutical industry and wishes to become a supplier to AMR's customers who are in need of such supply, and to strengthen its research and development capability to ensure continued availability of new products on its own behalf.

AMR and CAMBREX therefore agree to cooperate and coordinate their activities in these areas to their mutual benefit under the principles outlined below or as otherwise may be discussed and agreed between them. The parties intend that this Agreement of Cooperation will be supplemented by individual further agreements as may be appropriate when specific activities (such as technology licensing or R&D project funding) are undertaken.

Research & Development

1. During the term of this Agreement CAMBREX intends to fund R&D projects in the pharmaceutical area it shall determine after consultation with AMR to an annual level of at least $***.

2. In consultation with AMR concerning capabilities and capacities, CAMBREX shall define the specific objectives and targets of the research projects it wishes AMR to undertake (the "Projects"). During their consultation the parties shall estimate the commercial potential of such projects.

3. In consultation with CAMBREX, AMR shall advise its capability to undertake and complete such Project, and shall estimate its timing and cost. It is agreed that an AMR research scientist's time shall be costed for this purpose at $*** per year, including all management overheads and normal support costs. (This amount shall be indexed annually at a rate of ***%.) fractional parts of many different skilled professionals will be needed, project accounting will be based on man-days of effort.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


4. AMR shall advise CAMBREX in the event it has a conflicting assignment, and AMR shall not be obligated to undertake Projects where AMR has obligations to third parties preventing it from doing such research or in cases where the Project overlaps with AMR's internal research efforts.

5. Upon acceptance of a Project, AMR shall draw up detailed research programs designating key milestones to achieve the specified objectives and specified targets of the Projects and shall advise CAMBREX periodically concerning its progress.

6. CAMBREX shall own all new technology and inventions arising from the Projects, and AMR shall take reasonable steps to vest these in CAMBREX. In addition, AMR shall grant CAMBREX a non-exclusive, non-transferable license to any technology owned or licensed by AMR which is necessary to enable CAMBREX to commercialize the Project's result.


Commercialization Referrals

1. (A) In certain cases customers for whom AMR provides research services are in need of scale up and manufacturing capacity. After consultation with CAMBREX to determine CAMBREX's capabilities and capacities, AMR shall refer these commercialization projects to CAMBREX, and shall recommend CAMBREX as an appropriate manufacturer. In addition, AMR shall promote CAMBREX's manufacturing capabilities to other in its customer base.

     (B) AMR shall provide CAMBREX with the first option to commercialize and exploit manufacturing technology proprietary to AMR and that AMR seeks to have commercialized. In consultation with AMR, CAMBREX shall advise AMR promptly with an indication of interest in the project. With regard to any such project, AMR shall retain all rights in its technology but shall license the appropriate technology to CAMBREX who shall have the exclusive rights to commercialize the project.

2.   ***.

Mutual Restrictions

1. During the term of this Agreement AMR shall not seek to become a large scale manufacturer.

Term and Termination

1. This agreement shall commence on 1 April 1997, continue for three years and may be extended for additional annual terms by mutual agreement.

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

Practical Implementation

The parties agree to take all such steps as are necessary to implement the provisions of this agreement effectively on an ongoing basis.



Signed for Cambrex Corporation:   /s/ James A. Mack
                                 -----------------------------------------------

                         by:     James Mack, President & Chief Executive Officer

                         date:   2/1/97


Signed for Albany Molecular Research: /s/ Thomas D'Ambra
                                     -------------------------------------------

                         by:         Thomas D'Ambra, President

                         date:       2/1/97

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